Exhibit 1.1

OATLY GROUP AB

[●] American Depositary Shares

Representing

[●] Ordinary Shares

(par value SEK 0.0015 per share)

UNDERWRITING AGREEMENT

[●], 2021

[●], 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters listed on Schedule II hereto

c/o Morgan Stanley & Co. LLC

 1585 Broadway

 New York, New York 10036

c/o J.P. Morgan Securities LLC

 383 Madison Avenue

 New York, New York 10179

c/o Credit Suisse Securities (USA) LLC

 11 Madison Avenue

 New York, New York 10010

Ladies and Gentlemen:

Oatly Group AB, a limited liability company existing under the laws of Sweden with registration number 559081-1989 (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [●] American Depositary Shares of the Company (the “Firm ADSs”) representing [●] ordinary shares, par value SEK 0.0015 per share, of the Company (the “Firm Shares”), of which [●] Firm Shares represented by Firm ADSs are to be issued and sold by the Company and [●] Firm Shares represented by Firm ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also severally propose to sell to the several Underwriters not more than an additional [●] American Depositary Shares (the “Additional ADSs”) representing [●] ordinary shares (the “Additional Shares”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares, if any, are hereinafter collectively referred to as the “Shares,” and the Firm ADSs and the Additional ADSs, if any, are hereinafter collectively referred to as the “ADSs.” The ordinary shares, par value SEK 0.0015 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated [●], 2021, among the Company, JPMorgan Chase Bank, N.A., as the depositary (the “Depositary”) and holders, from time to time, of the ADSs. Each ADS will initially represent one ordinary share deposited with the Depositary pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-255344), including a preliminary prospectus, relating to the Shares represented by the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 (File No. 333-255989) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement became effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-40401) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the ADSs.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale

Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The ADSs to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed ADSs.” Any Directed ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The ADSs have been duly registered under the Securities Act pursuant to the Registration Statement and the ADS Registration Statement.

(b) (i) The Registration Statement and the ADS Registration Statement, when each became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, at the time it was declared effective, the Prospectus and the ADS Registration Statement, at the time it was declared effective, comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a public limited company (Sw. publikt aktiebolag) existing under the laws of Sweden and has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries (as defined below), taken as a whole.

(e) Each subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The issued and outstanding share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization;” except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(h) The issued share capital of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, including the Shares to be sold by the Selling Shareholders.

(i) The American Depositary Receipts (“ADRs”) evidencing the Firm ADSs or the Additional ADSs, as the case may be, have been duly and validly issued under the Deposit Agreement. The Shares may be freely deposited with the Depositary against issuance by the Depositary of ADRs evidencing ADSs. The ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the several Underwriters, and there are no restrictions on subsequent transfers of such ADSs under the laws of Sweden or the United States.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not result in a violation of or contravene (i) the articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) any provision of applicable law, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (ii) and (iii), for any violation or contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings that would not, singly or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied, when so filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have, or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance, in each case associated with Environmental Laws or any permit, license or approval issued thereunder, any related constraints on operating activities resulting from Environmental Laws and any potential liabilities to third parties arising from Environmental Laws) which would, singly or in the aggregate, have, or reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement.

(r) During the past five years (i) none of the Company or any of its subsidiaries, or, any controlled affiliate, any director, officer, or, to the knowledge of the Company, employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) During the past five years, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control , the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat for Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Hong Kong, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of the funding or facilitation, is or was the subject of Sanctions or in any country or territory that, at the time of such funding or facilitation, is the subject of territorial Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries, within the past five years, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or in any country or territory that at the time of the dealing or transaction is or was the subject of territorial Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the

Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) (i) The Company and its subsidiaries own or have a valid license to all intellectual property and intellectual property rights throughout the word, including all patents, inventions, ideas, copyrights, works of authorship, know how, trade secrets, formulas, methods, processes, other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, designs, trademarks, service marks and trade names, other indicia of commercial source or origin, all goodwill associated with any of the foregoing, other rights to technology, and all registrations and applications to register, and renewals of, the foregoing throughout the world (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Company or one of its subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Intellectual Property Rights owned or purported to be owned by the Company or any of its subsidiaries; (iii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are subsisting, and, to the Company’s knowledge, valid and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (vi) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by third parties which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (viii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(x) Except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending, or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation.

(y) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have used commercially reasonable efforts to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except where this would not, individually or in the aggregate, have a material adverse effect; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, except where this would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (“Permits”) necessary to conduct their respective businesses as currently conducted, except where failure to possess the same would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(dd) Ernst & Young AB (“E&Y”), who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ee) The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to them as of the date of this Agreement. The Company and each of its subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information required to be disclosed by the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(gg) The Company has not sold, issued or distributed any ADSs or Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed ADSs in any jurisdiction where the Directed ADSs are being offered.

(jj) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 12 to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(kk) The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ll) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(mm) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(nn) As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus made in reliance upon and in conformity with the information provided by the Underwriters described in Section 11(c) below.

(oo) No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters in Sweden or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement by the Company, (ii) the creation, allotment and issuance of the ADSs and Shares, (iii) the sale and delivery of the ADSs by the Company to the Underwriters or purchasers procured by the Underwriters, or (iv) the initial resale and delivery of the ADSs or Shares by the Underwriters in the manner contemplated herein.

(pp) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and, based on the current and expected composition of its income and assets, does not believe it will be a PFIC for its current taxable year.

(qq) Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or any subsidiary by any Swedish taxing authority is valid and in full force and effect.

(rr) It is not necessary under the laws of Sweden (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Sweden, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholders of the ADSs, for any of the Underwriters to be qualified or entitled to carry out business in Sweden.

(ss) This Agreement is in proper form under the laws of Sweden for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Sweden of this Agreement.

(tt) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(uu) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be enforceable against the Company in Sweden upon a suit filed by the claimant in a Swedish court based on and reflecting the U.S. judgment only, following which the Company undertakes to procure that Swedish courts shall make no reconsideration or reexamination of the merits, and to accept the relief sought and the new judgment rendered by the Swedish court.

(vv) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Sweden. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Sweden.

(ww) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Sweden and will be honored by the courts of Sweden. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(xx) It is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in Sweden.

(yy) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and/or ADRs will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in each of the Time of Sale Prospectus and the Prospectus.

(zz) During the past three years, except in each case as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (A) the Company and its subsidiaries have conducted their businesses in compliance with all applicable laws, statutes, codes, treaties, decrees, rules, ordinances and regulations and any determination or direction of any arbitrator or any regulatory authorities (collectively, “Laws”) relating to the operation and conduct of their businesses or any of their products, properties or facilities, including, without limitation, all applicable Laws administered or enforced by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Agriculture (the “USDA”) or any other regulatory authority regulating the development, cultivation, manufacture, production, import, export, packaging, packing, labeling, handling, storage, transportation, distribution, purchase, sale, advertising or marketing of food, and (B) neither the Company nor any of its subsidiaries has received written notice of any violation, alleged violation or potential violation of any such Laws.

(aaa) During the past three years, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit relating to the Company or its subsidiaries, and their respective business and products, when submitted to the regulatory authority were true, complete and correct in all material respects as of the date of submission (or were corrected by subsequent submission), and any subsequent updates, changes, corrections or modifications to such applications, submissions, information and data required by the applicable regulatory authority with respect to such Permits have been submitted to such regulatory authority, except where the failure to make such updates, changes, corrections or modifications would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bbb) Within the last three years, neither the Company nor any of its subsidiaries has had any product or manufacturing site subject to a regulatory authority (including the FDA and the USDA) shutdown or import or export prohibition, nor received any material FDA Form 483 or other material regulatory authority notice of inspectional observations, “warning letters,” “untitled letters,” or requests or requirements to make material changes to any products or operations of the Company or any of its subsidiaries, or similar correspondence or written notice from the FDA, the USDA or other regulatory authority in respect of their businesses as now being conducted.

(ccc) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical ratings organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or ADSs, except where such defaults under sub-sections (i) and (iii) would not, individually or in the aggregate, impair in any material respect the consummation of such Selling Shareholder’s obligations hereunder and thereunder.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares represented by the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares represented by the ADSs to be sold by such Selling Shareholder or a security entitlement in respect of such Shares represented by the ADSs.

(d) The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(e) Upon (i) payment for the ADSs to be sold by such Selling Shareholder pursuant to this Agreement, (ii) delivery of such ADSs to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), (iii) registration of such ADSs in the name of Cede or such other nominee and (iv) the crediting of such ADSs on the books of DTC to securities accounts in the name of each Underwriter (assuming that no Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such ADSs), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and (B) no action based on any “adverse claim”, (as defined in Section 8-102(a)(1) of the UCC), to such ADSs may be asserted against the Underwriters with respect to such security entitlement to the extent the Underwriters’ rights are governed by Article 8 of the UCC; assuming, in each case, that when such payment, delivery and crediting occur, (1) such ADSs will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its organizational documents and applicable law, (2) DTC will be registered as a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and (3) appropriate entries to the securities account in the name of each Underwriter on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(g) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) the representations and warranties set forth in this paragraph shall apply only to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name and footnote with respect to each Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Information”) and (B) the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(i) (i) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of territorial Sanctions (including without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of the funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of territorial Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Such Selling Shareholder has not, within the past five years, knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or in any country or territory, that at the time of the dealing or transaction is or was the subject of territorial Sanctions.

(iv) During the past five years (a) none of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any controlled affiliate, director, officer, employee, agent or representative thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) During the past five years, the operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

To the extent the term “subsidiary” of such Selling Shareholder as used in this Section 2(i) shall include the Company or any of its subsidiaries, such Selling Shareholder’s representation and warranty with respect to the Company and its subsidiaries is to the knowledge of such Selling Shareholder.

(j) Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(k) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the jurisdiction of such Selling Shareholder indicated on Schedule V hereto or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement by such Selling Shareholder, (ii) the sale and delivery of the ADSs by such Selling Shareholder to the Underwriters or purchasers procured by the Underwriters, or (iii) the initial resale and delivery of the ADSs or Shares (sold by such Selling Shareholder to the Underwriters) by the Underwriters in the manner contemplated herein.

(l) Such Selling Shareholder has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(c), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[●] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders named in Schedule I severally agree to sell to the Underwriters the Additional Shares in the form of Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

Subject to the terms and conditions set forth herein, the Company agrees, based on the authorization given to the Board of Directors by the Annual General meeting of the Company on April 14, 2021, to issue to Morgan Stanley, on behalf of the Underwriters, new Firm Shares in a number corresponding to the maximum number of Firm ADSs represented by such new Firm Shares to be issued and sold by the Company.

For purposes of facilitating the delivery of the new Firm Shares to be issued and sold by the Company to [●] on behalf of the Depositary, Morgan Stanley, on behalf of the Underwriters, agrees to (i) simultaneously with, or in connection with the execution of this Agreement and immediately following the Board of Directors resolution to issue the new Firm Shares to be sold by the Company, subscribe for such new Firm Shares at an aggregate subscription price of SEK 0.0015, corresponding to the aggregate quota value of the new Firm Shares to be sold by the Company, and (ii) following subscription, immediately (and not later than in such time that the payment is received by the Company on the account designated by the Company before [●] am CEST on [●], pay such subscription price (the “Funding Amount”) in immediately available funds to the Company’s bank account as provided by the Company to Morgan Stanley. Subscription shall be made by delivering to the Company a signed subscription list in the form of Exhibit C hereto. Once payment has been made, the Company will instruct its bank to issue a bank certificate necessary to register the new Firm Shares to be sold by the Company with the Swedish Companies Registration Office (the “SCRO”) and to procure that such bank certificate is delivered to the SCRO.

In order to deliver the new Firm Shares to be issued and sold by the Company in accordance with Section 5, the Company shall take all actions necessary as instructed by DNB Bank, Sverige Filial (the “Settlement Agent”), on behalf of the Underwriters, in order for the Settlement Agent to, through the facilities of Euroclear Sweden AB, the Swedish central securities depository (“Euroclear Sweden”) deliver, or procure to be delivered, no later than [xx:xx] a.m./p.m. on [●] 2021, the new Firm Shares to be sold by the Company to the Custodian’s share account, account no. [●] (the “Designated Share Account”). For the avoidance of doubt, neither the Settlement Agent, nor the Underwriters, will be under any obligation to ascertain or verify that the new Firm Shares to be sold by the Company are issued and registered with the SCRO, or recorded in Euroclear Sweden, except that the Settlement Agent shall, following registration of the the new Firm Shares to be sold by the Company with the SCRO and provided that Euroclear Sweden does not object or deny recording, procure that the new Firm Shares to be sold by the Company are registered (Sw. riktade) in Euroclear, and provided that Morgan Stanley has complied with the obligations to subscribe and pay for the new Firm Shares to be sold by the Company in accordance with this Section 3, neither Morgan Stanley nor the Underwriters will in any way be liable to the Company if such issuance, registration or recording is not timely effected.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the ADSs are to be offered to the public initially at $[●] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Selling Shareholders selling such Additional ADSs in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2021, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid by the Company or the Selling Shareholders, as applicable.

Subject to the performance of the covenants contained in Section 8, the satisfaction or waiver of the conditions set out in Section 6 and provided that the Underwriters have not given notice of termination of this Agreement as set out in Section 13, as soon as practicable after the Closing Date, Morgan Stanley hereby commits to make an unconditional capital contribution of the difference between the total Purchase Price for the new Firm Shares to be sold by the Company and the Funding Amount (the “Capital Contribution”) to the Company’s account (as provided by the Company to Morgan Stanley). The Company undertakes to reimburse Morgan Stanley for any reasonable and documented out of pocket costs, charges or expenses incurred by Morgan Stanley in connection with or relating to the quota value issue structure. The payment of the Capital Contribution by Morgan Stanley to the Company shall be net of the Underwriters’ costs, fees, charges and expenses payable by the Company under Section 9, which costs, fees, charges and expenses, in each case, shall be retained by Morgan Stanley, on behalf of the Underwriters, and allocated to the Underwriters in accordance with Section 9, as applicable. For purposes of calculating the Capital Contribution, [the Funding Amount to be deducted from the Purchase Price shall be in United States dollars based on the exchange rate used on the date of payment of the Funding Amount.]

If for whatever reason the conditions set out in this Agreement are not fulfilled (or not fulfilled and not waived by the Underwriters), or this Agreement is otherwise terminated in accordance with its terms, the Underwriters shall notify the Company thereof and the Company undertakes to, as soon as reasonably possible following such notification from the Underwriters (the “Cancelled Offering”), in respect of any new Firm Shares to be sold by the Company subscribed and paid for by Morgan Stanley and at the discretion of the Company and the Selling Shareholders, either (i) be sold in an offer to all shareholders of the Company on a pro rata basis within ten (10) business days following such Cancelled Offering, by the payment to Morgan Stanley of the Funding Amount paid by Morgan Stanley for the new Firm Shares to be sold by the Company, payable to Morgan Stanley in immediately available funds, or (ii) be redeemed (Sw. inlösta) by the Company and the Company shall take any and all required measures to accomplish such redemption (including measures to register any such redemption with the SCRO) as soon as reasonably possible following such Cancelled Offering. The provisions under (ii) shall also apply to the extent the procedure in (i), if applicable, has not resulted in all new Firm Shares being sold to the shareholders in the Company.

If any redemption is required subject to the above, a general meeting where the redemption is subject to a resolution by the shareholders shall be held as soon as possible and in no event later than ten (10) business days following the decision of the Cancelled Offering. In connection with a redemption following a Cancelled Offering, the redemption price (Sw. lösenbeloppet) to be paid to Morgan Stanley shall, in respect of the new Firm Shares, correspond to the Funding Amount paid by Morgan Stanley for the new Firm Shares, payable to Morgan Stanley in immediately available funds in connection with the redemption. In the event a redemption in accordance with the foregoing shall be made, each Selling Shareholder undertakes to use its respective voting power in the Company to procure that the redemption can be executed.

The Company shall bear all costs directly incidental to any Cancelled Offering, including but not limited to the costs of the Underwriters reasonably incurred in connection with the Cancelled Offering (including but not limited to (x) taxes (other than with respect to income taxes or withholding taxes not otherwise payable by the Company under this Agreement that relate to an actual economic benefit obtained by the Underwriters in connection with a Cancelled Offering), (y) interest at a rate of the higher of zero or the 3-month SEK LIBOR, calculated on a 30/360 basis, accruing from the date when a Cancelled Offering has been declared present until the payment of the redemption price to Morgan Stanley, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Underwriters and their counsel).

The Company further undertakes to indemnify the Underwriters and their affiliates for, and to hold the Underwriters and their affiliates harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Underwriters and their affiliates in connection with a Cancelled Offering.

In case the new Firm Shares, for whatever reason, have not been registered with the SCRO prior to the termination of this Agreement or prior to the Closing Date, the Company undertakes in case of a Cancelled Offering to terminate the registration process and cancel the new Firm Shares, as applicable. Upon the termination and cancellation of any new Firm Shares, the Company shall as soon as reasonably possible transfer to Morgan Stanley, in respect of the new Firm Shares, the Funding Amount paid by Morgan Stanley for such new Firm Shares pursuant to Section 3. Morgan Stanley undertakes to repay the total Public Offering Price relating to the new Firm Shares to the relevant investors.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than [●][a.m.][p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the ADSs and Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of White & Case Advokat AB, Swedish counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of counsel for the Selling Shareholders, as named in Schedule V hereto, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(f) above, Latham & Watkins LLP and Weil, Gotshal & Manges LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

With respect to Section 6(e) above, counsel for the Selling Shareholders may rely upon, with respect to factual matters and to the extent such counsel deems appropriate, the representations of each Selling Shareholder contained herein and in the Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to the Representatives’ counsel, and (B) copies of such Powers of Attorney (if applicable to such Selling Shareholder) and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance satisfactory to the Representatives’ counsel.

(g) The Underwriters shall have received on the Closing Date an opinion of Troutman Pepper Hamilton Sanders LLP, counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from E&Y, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date and shall not be terminated, rescinded or revoked. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(j) The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, confirmation satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of the corresponding ADRs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(k) The Lock-up Agreements between the Representatives and certain shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(l) The Underwriters shall have received on each of the date hereof and the Closing Date a certificate, dated the date hereof and the Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.

(m) The Underwriters shall have received on the Closing Date a certificate of each of the Selling Shareholders, in form and substance satisfactory to the Representatives, confirming that the representations of such Selling Shareholder are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(n) The Underwriters shall have received a copy of a unanimous resolution by the general meeting of the shareholders of the Company (where shares representing 100 percent of the votes and capital of the Company shall have been represented) approving this Agreement, including the indemnity provision set forth in Section 11 of this Agreement.

(o) The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of White & Case Advokat AB, Swedish counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of counsel for the Selling Shareholders, as named in Schedule V hereto, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) an opinion and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) an opinion of Troutman Pepper Hamilton Sanders LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from E&Y, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(viii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable (which may be satisfied by the Company filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed ADSs are offered in connection with the Directed Share Program.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in this Section 7.

(k) The Company will use its commercially reasonable best efforts to list the ADSs on the Nasdaq Global Select Market (the “Exchange”).

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company and Selling Shareholders, as applicable, shall pay, and the Company and the Selling Shareholders, as applicable, shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, or other similar taxes or duties imposed under the laws of Sweden or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the ADSs and Shares or (iii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the initial resale and delivery of the ADSs or Shares by the Underwriters in the manner contemplated herein.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Shares or any securities convertible into or exercisable or exchangeable for Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs, Shares or any securities convertible into or exercisable or exchangeable for Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the ADSs to be sold hereunder, (B) the issuance by the Company of ADSs or Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or (C) the issuance by the Company of any Shares or ADSs upon any award or vesting event pursuant to the Long-Term Incentive Plan described in the Time of Sale Prospectus and Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Restricted Period, (E) the filing by the Company of any registration statement on Form S-8 (or any successor form) with the Commission, or (F) the sale or issuance of or entry into an agreement to sell or issue Shares, ADSs or securities convertible into or exercisable for Shares or ADSs in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, or (v) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Shares, ADSs or securities convertible into or exercisable for Shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of Shares, including in the form of ADSs, issued and outstanding immediately following the completion of the transactions contemplated by this agreement (determined on a fully diluted basis and as adjusted for share splits, share dividends and other similar events after the date hereof); and provided further, that each recipient of Shares, ADSs or securities convertible into or exercisable for Shares or ADSs pursuant to this clause (F) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of ADSs or Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Seller will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) All sums payable by the Company or the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, except to the extent that such taxes or duties are imposed due to (A) an Underwriter having any present or former connection with such jurisdiction other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder or (B) the failure of an Underwriter to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes or duties.

(d) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the Financial Industry Regulatory Authority (“FINRA”) (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $35,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the ADSs and Shares on the Exchange, (vi) the cost of printing certificates representing the ADSs or Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being agreed that, notwithstanding anything herein to the contrary, there shall be no aircraft chartered in connection with any such presentation), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties or similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer or other similar taxes payable on resale of any of the ADSs by them, any advertising expenses connected with any offers they may make and their own travel and lodging expenses in connection with any road show.

For the avoidance of doubt, it is understood that the Selling Shareholders will pay all of their own underwriting discounts and commissions.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that notwithstanding the generality of the foregoing, each Selling Shareholder will only be liable pursuant to this Section 11(b) to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts and commissions but before deducting expenses, of the ADSs sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the

Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement furnished on behalf of each Underwriter: (i) the name of the Underwriter; (ii) the concession figures appearing in the third paragraph under the caption “Underwriting (Conflicts of interest);” (iii) the seventh paragraph concerning sales to discretionary accounts under the caption “Underwriting (Conflicts of interest);” and (iv) the seventeenth paragraph of text under the caption “Underwriting (Conflicts of interest)” concerning the transactions that stabilize, maintain or otherwise affect the price of the ADSs.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 11. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to the aggregate net proceeds, after underwriting discounts and commissions but before deducting expenses, of the ADSs sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or ADSs.

12. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed ADSs that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Morgan Stanley Entities, on the other hand, from the offering of the Directed ADSs or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Morgan Stanley Entities, on the other hand, in connection with the offering of the Directed ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed ADSs, bear to the aggregate Public Offering Price of the Directed ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed ADSs.

13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Select Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Sweden shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Swedish authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-

defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

16. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special

Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Oatly, Inc., with offices at 220 E. 42nd Street, Suite 409A, New York, New York 10017, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) Each of the Selling Shareholders hereby irrevocably appoints such agent as set forth in the applicable Appointment of Agent for Service of Process attached to this Agreement in Schedule VI hereto as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted electronically (including, without limitation,

“pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at (i) care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (ii) care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk and (iii) care of Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to Oatly Group AB Jagaregatan 4, 211-19 Malmö, Sweden, Attention: General Counsel, and if to the Selling Shareholders shall be delivered, mailed or sent according to the information set forth in Schedule V hereto opposite the name of such Selling Shareholder.

Very truly yours,

OATLY GROUP AB

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm ADSs To Be Sold
[NAMES OF SELLING SHAREHOLDERS]

Total:

Selling Shareholder	Number of Additional ADSs To Be Sold
[NAMES OF SELLING SHAREHOLDERS]

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Jefferies LLC
BNP Paribas Securities Corp.
BofA Securities, Inc.
Piper Sandler & Co.
RBC Capital Markets, LLC
Rabo Securities USA, Inc.
William Blair & Company, L.L.C.
Guggenheim Securities, LLC
Truist Securities, Inc.
China International Capital Corporation Hong Kong Securities Limited
Nordea Bank Abp, filial i Sverige
Oppenheimer & Co. Inc.
SEB Securities, Inc.
Blaylock Van, LLC
C.L. King & Associates, Inc.
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC
Tribal Capital Markets, LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

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SCHEDULE IV

Testing-the-Waters Communication

1.	[●]

IV-1

SCHEDULE V

Selling Shareholder Information

Selling Shareholder and Jurisdiction	Notice Information	Legal Counsel
[NAMES OF SELLING SHAREHOLDERS (JURISDICTION)]

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SCHEDULE VI

Selling Shareholders’ Appointment of Agent for Service of Process

[Each Appointment of Agent for Service of Process to be attached.]

VI-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

, 2021

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”, and together with Morgan Stanley and J.P. Morgan, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oatly Group AB, a limited liability company incorporated under the laws of Sweden (the “Company”), each selling shareholder named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [●] ordinary shares of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to: (i) the registration of the offer and sale of the ADSs and the sale of such ADSs to the Underwriters, in each case, as contemplated by the Underwriting Agreement or (ii) the deposit of Ordinary Shares with the Depositary (as defined in the Underwriting Agreement), in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares, provided that such ADSs or Ordinary Shares issued pursuant to this clause (ii) held by the undersigned shall remain subject to the terms of this agreement. In addition, the foregoing restrictions shall not apply to:

(a)

transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions,

(b)

transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, by will or by intestate succession to an immediate family member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or an immediate family member, provided that (i) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act shall be required or shall be voluntarily made during the Restricted Period,

(c)

transfers to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act shall be required or voluntarily made during the Restricted Period,

(d)

transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under the Exchange Act shall be required or voluntarily made during the Restricted Period,

(e)	transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (d) above, provided that (i) such nominee or custodian shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under the Exchange Act shall be required or voluntarily made during the Restricted Period,

(f)

transfers pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Ordinary Shares or ADSs, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under the Exchange Act shall be required or voluntarily made during the Restricted Period,

(g)	transfers to the Company upon death, disability or termination of employment, in each case, of the undersigned,

(h)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Ordinary Shares or ADSs involving a change of control (as defined below) of the Company following the consummation of the transactions contemplated by the Underwriting Agreement that has been approved by the Company’s board of directors, provided that (i) all of the undersigned’s ADSs or Ordinary Shares subject to this agreement that are not transferred, sold or otherwise disposed of remain subject to this agreement or (ii) if such tender offer, merger, consolidation or other such transaction is not completed, any of the undersigned’s ADSs or Ordinary Shares subject to this agreement shall remain subject to the restrictions set forth herein,

(i)

the exercise of warrants as described in the Time of Sale Prospectus (as defined in the Underwriting Agreement) and the Prospectus, provided that the restrictions contained in this agreement shall apply to ADSs or Ordinary Shares issued upon such exercise or conversion,

(j)

transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to direct or indirect limited partners or shareholders of the undersigned, provided that (i) any such transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period and provided further that nothing in this agreement shall prohibit or restrict any preparatory action to be taken for the aforesaid transfers or distributions in connection therewith (unless a filing under the Exchange Act or public announcement disclosing a reduction in beneficial ownership in connection with such preparatory action would be required or voluntarily made during the Restricted Period),

(k)

the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Restricted Period, or

(l)	transfers made with the prior written consent of the Representatives, on behalf of the Underwriters.

For purposes of this Lock-Up Agreement, (a) “immediate family member” shall mean any person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin and (b) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of the total voting power of the voting Ordinary Shares of the Company.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any ADSs, Ordinary Shares, or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s depositary and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any ADSs at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of: (i) the date the Registration Statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the ADSs to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option), (iii) the Company notifies the Representatives in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering or (iv) July 31, 2021, if the Public Offering is not completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC (collectively, the “Representatives”) in connection with the offering by Oatly Group AB (the “Company”) of [●] American Depositary Shares (“ADSs”), with each ADS representing [●] ordinary share[s], par value SEK [●] per share of the Company (the “Ordinary Shares”) and the lock-up agreement dated                 , 20     (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                 , 20    , with respect to                      ADSs or Ordinary Shares (the “Securities”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Securities, effective                 , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

By: J.P. Morgan Securities LLC

By:
Name:
Title:

By: Credit Suisse Securities (USA) LLC

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

Oatly Group AB

[Date]

Oatly Group AB (the “Company”) announced today that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, the lead book-running managers in the Company’s recent public sale of [●] American Depositary Shares (“ADSs”), with each ADS representing [●] ordinary share[s], par value SEK [●] per share of the Company (the “Ordinary Shares”), is [waiving][releasing] a lock-up restriction with respect to                      [ADSs][Ordinary Shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 , 20    , and the [ADSs][Ordinary Shares] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF SUBSCRIPTION LIST

Teckningslista

Subscription list

Det antecknas att Oatly Group AB (publ), org.nr 559081-1989, den [●] maj 2021 beslutat om nyemission av aktier.

It is noted that Oatly Group AB (publ), reg. no. 559081-1989, resolved to issue new shares on [●] May 2021.

Beslutet, bolagsordningen samt övriga handlingar enligt aktiebolagslagen är fogade till teckningslistan. [Det noterades att inga handlingar enligt 13 kap. 6-8 §§ aktiebolagslagen framtagits. Genom att underteckna teckningslistan samtycker tecknaren till att inga sådana handlingar fogats till teckningslistan.]

The resolution, articles of association and other documents referred to in the Companies Act are appended to the subscription list. [It was noted that no documents referred to in Chapter 13, sections 6-8 of the Swedish Companies Act had been produced. By signing the subscription list the subscriber consents to no such documents being appended to the subscription list.]

Morgan Stanley & Co. LLC tecknar härmed [●] aktier i Oatly Group AB (publ).

Morgan Stanley & Co. LLC hereby subscribes for [●] shares in Oatly Group AB (publ).

[Plats], den [●] maj 2021

[Place], [●] May 2021

MORGAN STANLEY & CO. LLC

By:	By:

C-1